Exhibit 22(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of The Flex-funds

We consent to the use of our reports incorporated by reference herein dated March 15, 2004 on the financial statements of The Flex-funds Money Market Fund as of December 31, 2003 and for the periods indicated therein and to the reference to our firm under the heading "Financial Highlights" in the prospectus.


                                                        /s/ KPMG LLP
                                                        ------------------------
                                                        KPMG LLP


Columbus, Ohio
December 7, 2004